EXHIBIT 5.1

INTERNAL REVENUE SERVICE                  DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
2 CUPANIA CIRCLE
MONTEREY PARK, CA 91755

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                                                Employer Identification
Date:       Aug 21, 1996                        Number:
                                                93-0312940
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                                                File Folder Number:
WILLAMETTE INDUSTRIES INC                       931001507
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C/O GERALD A. FROEBE                            Person to Contact:
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111 S.W. Fifth Avenue, Suite 3500               CORENE MORTON
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PORTLAND, OR 97204-3699                         Contact Telephone Number:
                                                (714) 360-2192
                                                Plan Name:
                                                WILLAMETTE INDUSTRIES
                                                STOCK PURCHASE PLAN
                                                Plan Number:  007
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Dear Applicant:

      We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

      Continued  qualification of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

      The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

      This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

      This determination is also subject to your adoption of the proposed amendments submitted in your letter(s) dated 3/31/95 and 4/15/96. These proposed amendments should also be adopted on or before the date prescribed by the regulations under Code Section 401(b).

      This determination letter is applicable for the amendment(s) adopted on DECEMBER 8, 1995.

      This plan has been mandatorily disaggregated, permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

      This plan satisfies the minimum coverage requirements on the basis of the average benefit test in section 410(b)(2) of the Code.

      This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

      This   plan   satisfies   the   nondiscriminatory   current   availability
requirements of Section 1.401(a)(4)-4(b) of the regulations with respect to those

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benefits,  rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

      This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

      The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

      We have sent a copy of this letter to your representative as indicated in the power of attorney.

      If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                       Sincerely yours,

                                       /s/ Frank P. Nixon
                                       Acting District Director
Enclosures:
Publication 794
Reporting & Disclosure Guide
for Employee Benefit Plans
Addendum

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      WILLAMETTE INDUSTRIES INC.

      This plan also satisfies the requirements of Code section 401(k).